Exhibit 99.2

First Quarter Results Conference Call
May 6, 2004

Neil Shoop:

Thank you Krissy

A.	Good morning from Dallas, Texas and Welcome to the Trinity Industries’ First Quarter Results Conference Call. I’m Neil Shoop, Treasurer for Trinity. Thank you for being with us today. First, I would like to apologize for the wrong dial-in number being provided. Our conference call provider Connex sent us an incorrect dial-in number.

1.	With me today are:

a.	Tim Wallace, Chairman, President and Chief Executive Officer

b.	John Adams, Executive Vice President

c.	Jim Ivy, Sr. Vice President and Chief Financial Officer

d.	Chas Michel, Vice President, Controller, and

e.	Steve Menzies, President of Trinity Industries Leasing Company

2.	A replay of this conference call will be available starting one hour after the conference call ends today through midnight on Thursday, May, 13th.

3.	The replay number is (402) 351-0788.

B.	I would also like to welcome our audio webcast listeners today. Replay of this broadcast will also be available on our website located at www.trin.net.

1.	In a moment, John Adams, Tim Wallace, Steve Menzies and Jim Ivy will have some brief comments. Following that, we’ll move to the Q&A session.

C.	Before we get started, let me remind you that:

“Today’s conference call contains forward looking statements as defined by the Private Securities Litigation Reform Act of 1995 and includes statements as to expectations, intentions and predictions of future financial performance. Statements that are not historical facts are forward looking. Participants are directed to Trinity’s Form 10-K and other SEC filings for a description of certain of the business issues and risks, a change in any of which could cause actual results or outcomes to differ materially from those expressed in the forward looking statements.

D.	Now, here’s John Adams. John ...

John
Tim
Steve
Jim

E.	Thanks, Jim. Now our operator will prepare us for the Q & A session.

Krissy.

Q & A Session

Thanks, Krissy.

1.	This concludes today’s conference call.

2.	Remember, a replay of this call will be available starting one hour after this call ends today through midnight, Thursday, May 13th.

3.	The access number is (402) 351-0788.

4.	Also, this replay will be available on our website located at www.trin.net.

5.	We look forward to visiting with you again on our next conference call.

6.	Thank you for joining us this morning.